UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 14, 2006
                                                   -----------------


                         COACTIVE MARKETING GROUP, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                    0-20394                06-1340408
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(State or other jurisdiction        (Commission          (I.R.S. Employer
      of incorporation)             File Number)       Identification Number)


                  75 Ninth Avenue, New York, New York    10011
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               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (212) 660-3800
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))
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Item 8.01.  Other Events.

         On December 14, 2006, CoActive Marketing Group, Inc. (the "Company") received a letter from Signature Bank, its secured lender, notifying the Company that its failure to timely deliver to Signature its financial statements for the quarter ended September 30, 2006 has resulted in the occurrence of an Event of Default under the Company's Credit Agreement with Signature.

         Signature has further notified the Company, that as a result of the Event of Default, Signature (i) is terminating the Company's $2 million revolving credit facility, (ii) is increasing the interest rate on the Company's outstanding term loan under the Credit Agreement by one-half of one percent per annum, and (iii) will increase the interest rate on the Company's term loan by four percent per annum (exclusive of the one-half of one percent increase noted above) effective February 11, 2007 to the extent loans are then outstanding under the Credit Agreement. At the time the Company received the letter from Signature, it had no loans outstanding under its revolving credit facility and $2.25 million outstanding under the term loan portion of the Credit Agreement.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2006

                                       COACTIVE MARKETING GROUP, INC.


                                       By: /s/ ERWIN MEVORAH
                                           -------------------------------------
                                           Erwin Mevorah,
                                           Chief Financial Officer